Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of June 7, 2018 (the “Amendment”) is entered into among Syntel, Inc., a Michigan corporation (the “Borrower”), the Guarantors party hereto (if any), the Lenders party hereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and Bank of America, N.A, as Administrative Agent, L/C Issuer and Swing Line Lender entered into that certain Credit Agreement dated as of September 12, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent, subject to the terms and conditions set forth, desire to amend certain terms of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Non-Pro Rata Reduction in Revolving Commitments. Notwithstanding Section 2.06 of the Credit Agreement, the Lenders hereby consent and agree that, upon the effectiveness of this Amendment, (a) the Revolving Commitments of each Lender, other than Bank of America, N.A., shall be terminated and (b) the Revolving Commitment of Bank of America, N.A. shall be reduced to $25,000,000. Schedule 2.01 of the Credit Agreement is hereby deleted and replaced with Schedule 2.01 attached hereto to reflect such terminations and reductions, as applicable, in the Revolving Commitments of the Lenders.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Third Amendment Effective Date is $25,000,000.

(b) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

“Required Revolving Lenders” means, at any time, Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Third Amendment Effective Date” means June 7, 2018.

“Total Revolving Credit Exposure” means, as to any Lender at any time, the unused Revolving Commitments and Revolving Credit Exposure of such Lender at such time.

(c) Section 2.09(a) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything to the contrary in this Section 2.09(a) or in any Loan Document, no Commitment Fee shall accrue during or be payable by the Borrower with respect to, any time period in which the Aggregate Revolving Commitments are less than or equal to $25,000,000.

(d) A new Section 3.08 titled “Successor LIBOR” is hereby added to Article III of the Credit Agreement to read as follows:

3.08 Successor LIBOR.

Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including Section 11.01 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period because the LIBOR Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(f) Section 6.12 of the Credit Agreement is hereby amended by adding a new clause (d) to the end of the Section to read as follows:

(d) The Borrower represents and warrants as of the Third Amendment Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

(g) A new Section 10.12 titled “ERISA Matters” is hereby added to Article X of the Credit Agreement to read as follows:

10.12 ERISA Matters

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any of its respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any its respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(h) Section 11.01(a)(v) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(v) change (i) any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly and adversely affected thereby or (ii) the definition of “Required Revolving Lenders” without the written consent of each Lender with a Revolving Commitment directly and adversely affected thereby;

(i) Section 11.01(a) of the Credit Agreement is hereby amended by inserting a new sub-clause (viii) thereof to read as follows:

(viii)    waive any condition set forth in Section 5.02 as to any Credit Extension under the Revolving Commitments without the written consent of the Required Revolving Lenders;

3. Conditions Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors (if any), the Lenders and the Administrative Agent.

4. Miscellaneous.

(a) The Borrower represents and warrants to the Lenders that (i) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document are true and correct in all material respects with respect to any representation or warranty that is not otherwise qualified as to materiality, and in all respects with respect to any representation or warranty that is qualified as to materiality, in each case on and as of the date hereof, except to the extent that any such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects or in all respects, as applicable, as of such earlier date, and (ii) no Default has occurred and is continuing.

(b) The Administrative Agent and the Lenders hereby expressly reserve any and all of the rights, powers, privileges and remedies available to the Administrative Agent and the Lenders under the Credit Agreement, the other Loan Documents and applicable Law that have arisen or may arise as a result of any Default or Event of Default, including any such Default or Event of Default that may exist as of the date hereof. No failure to exercise or delay in exercising any right, power, privilege or remedy shall constitute a waiver of any such right, power, privilege or remedy or preclude the Administrative Agent or any Lender from exercising such right, power, privilege or remedy in the future.

(c) The Credit Agreement and the other Loan Documents, and the obligations of the Borrower thereunder, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(d) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Guaranty and the other Loan Documents to which it is a party and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Guaranty or the Loan Documents.

(e) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(g) This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement) shall be deemed to include this Amendment.

[signature pages follow]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:	SYNTEL, INC.,
a Michigan corporation

	By:	/s/ Daniel M. Moore
Name: Daniel M. Moore
Title: Chief Administrative Officer

SYNTEL, INC.

THIRD AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Assistant Vice President

SYNTEL, INC.

THIRD AMENDMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ Gregory J. Bosio
	Name:	Gregory J. Bosio
	Title:	Senior Vice President

SYNTEL, INC.

THIRD AMENDMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Justin Burton
Name:	Justin Burton
Title:	Vice President

SYNTEL, INC.

THIRD AMENDMENT

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Debra E. DelVecchio
Name:	Debra E. DelVecchio
Title:	Regional Vice President

SYNTEL, INC.

THIRD AMENDMENT

CITIBANK, N.A., as a Lender

By:	/s/ Varun Gupta
Name:	Varun Gupta
Title:	SVP

SYNTEL, INC.

THIRD AMENDMENT

BANK OF THE WEST, as a Lender

By:	/s/ Joe Arnold
Name:	Joe Arnold
Title:	Vice President

SYNTEL, INC.

THIRD AMENDMENT

Schedule 2.01

Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage of Aggregate Revolving Commitments	Term Loan Commitment[1]	Applicable Percentage of Aggregate Term Loan Commitments
Bank of America, N.A.	$25,000,000.00	100.000000000%	$108,000,000.00	36.000000000%
JPMorgan Chase Bank, N.A.	$0.00	0.000000000%	$48,000,000.00	16.000000000%
Wells Fargo Bank, N.A.	$0.00	0.000000000%	$48,000,000.00	16.000000000%
Citibank, N.A.	$0.00	0.000000000%	$48,000,000.00	16.000000000%
Bank of the West	$0.00	0.000000000%	$48,000,000.00	16.000000000%

Total:	$25,000,000.00	100.000000000%	$300,000,000.00	100.000000000%

[1]	As of the Closing Date